Exhibit 32.01

Written Statement of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Wabash National Corporation (the "Company"), each hereby certifies that, to his knowledge, on April 24, 2017:

(a)	the Form 10Q, Quarterly Report Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934 of the Company for the quarter ended March 31, 2017 filed on April 24, 2017 with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard J. Giromini
Richard J. Giromini
Chief Executive Officer
April 24, 2017

/s/ Jeffery L. Taylor
Jeffery L. Taylor
Senior Vice President and Chief Financial Officer
April 24, 2017

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.